Exhibit 99.1

For Immediate Release:	Contact:Douglas R. Jamieson
                                    President, Chief Operating Officer
(914) 921-5020
                                    For further information please visit
                                    www.gabelli.com

“Project Moves Ahead to Benefit Owners/Clients”

April 10, 2015 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) announced today that its Board of Directors approved the next step in the process that was highlighted in GAMCO’s Form 10-Q filed for the third quarter of 2014.  Specifically, “The Board of Directors has authorized management to explore a potential restructure that will enable the Company to further increase its market focus.  While this may involve a split-up of certain facets of our business, there are numerous regulatory related and other issues that may preclude pursuit of any alternative.  Management does not plan to give periodic updates on the Company’s progress”.
GAMCO will soon file a registration statement to pursue a separation of its businesses into two publicly traded companies.  We believe it will further enhance the long-term value-creation of both businesses.  The separation would provide each company with increased strategic flexibility to pursue its own distinctive business plan and allow each to have a capital structure and capital return policy that is appropriate for its business.  This structure is designed to enhance shareholder value by allowing us greater visibility in terms of our business plan as well as to attract the most talented individuals and align their interests with the respective operations.  It will also provide greater clarity regarding enhancing returns for all who have entrusted a portion of their assets to us.
Mario Gabelli, Chairman and CEO of GAMCO and founder of GAMCO in 1977 (over thirty-seven years ago), said, “We went public sixteen years ago in 1999.  We are now preparing for the next sixteen years as a public company and the next thirty-seven years as a business.  We are doing this by creating an enhanced economic opportunity and growth platforms for our clients, teammates and owners.  I plan to continue to serve as Chairman and CEO of GAMCO, our traditional asset management business, as well as having an active executive role during the initial formation of our newly created separate entity (Spinco).”
It is contemplated that both companies will be listed on the New York Stock Exchange.  More details will follow with our regulatory filing.
GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.).   As of December 31, 2014, GAMCO had $ 47.5 billion in assets under management.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release that does not present historical information, including statements relating to the Company’s proposed spin-off, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.